Exhibit 99.1

Contacts:
Media	Eric Johnson	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Sale of Matane, Quebec Pulp Mill

Jacksonville, Fla., August 1, 2019 - Rayonier Advanced Materials Inc. (NYSE: RYAM, the “Company”) announced today that it has entered into an agreement to sell its Matane, Quebec pulp mill and related assets to Sappi Limited, a global diversified wood fiber company, for a purchase price of approximately US$175 million. The mill produces approximately 270,000 metric tons of high-yield pulp and sells the product globally for use in manufacturing paperboard, packaging, printing, and writing paper. The Matane mill was acquired by the Company as part of its acquisition of Tembec Inc. in November of 2017. The Company will continue to manufacture and sell approximately 240,000 metric tons per year of high-yield pulp out of its Témiscaming facility.
The Company is continuing its previously-announced review of its commodity asset portfolio and will provide information on any additional actions when this review is concluded.
“As part of our portfolio evaluation, the sale of the Matane mill allows us to divest a non-core asset while providing our stockholders with fair value,” said Paul G. Boynton, Chairman, President and Chief Executive Officer of Rayonier Advanced Materials. “I want to personally thank the Matane management team and employees for their dedicated work for Rayonier Advanced Materials. We wish them well as they begin a new chapter with Sappi.”
The Matane transaction, which is expected to close in the fourth quarter, is subject to customary closing conditions, including receipt of regulatory approvals.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and had revenues of US$2.1 billion in 2018. More information is available at www.rayonieram.com.

About Sappi

A global leader in paper, paper pulp and dissolving wood pulp solutions, Sappi Limited (listed and in the Top 40 on the JSE), is headquartered in Johannesburg, South Africa; has over 12,000 employees; manufacturing operations on three continents, in seven countries (nine mills in Europe, three mills in America and four mills in South Africa) and customers in over 150 countries worldwide

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Sappi works closely with customers to provide relevant and sustainable paper, paper pulp, dissolving wood pulp and biomaterial products and related services and innovations. Our market-leading range of paper products includes: coated fine papers used by printers, publishers and corporate end-users; casting release papers used by suppliers to the fashion, textiles, automobile and household industries; and in our Southern African region newsprint, uncoated graphic and business papers, premium quality packaging papers and paper grade pulp. Our dissolving wood pulp products are used worldwide by converters to produce viscose fibre, pharmaceutical products as well as a wide range of household and consumer products.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com